OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 1998

      The Annual Meeting of the Shareholders of Omnicom Group Inc. (the "Corporation") will be held at the offices of BBDO Worldwide Inc. (seventh floor Meeting Room), 1285 Avenue of the Americas (between 51st and 52nd Streets), New York, New York on Monday, May 18, 1998 at 10:00 A.M. for the following purposes:

      1.    To elect six directors;

      2. To confirm the appointment of Arthur Andersen LLP as auditors of the Corporation for the year 1998;

      3. To consider and act upon the Omnicom Group Inc. 1998 Incentive Compensation Plan; and

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on April 2, 1998 will be entitled to notice of and to vote at the meeting.

      Whether you expect to attend the meeting or not, please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. The proxy is revocable, so if you attend the meeting you may, if you wish, vote your shares in person.

      A copy of the Corporation's Annual Report for 1997 is enclosed.

                                  By order of the Board of Directors,

                                           BARRY J. WAGNER
                                              Secretary

New York, New York
April 6, 1998

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                              -------------------

                                PROXY STATEMENT

      Execution and return of the enclosed proxy are solicited by the Board of Directors of Omnicom Group Inc. (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation ("Annual Meeting") to be held on May 18, 1998, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This Proxy Statement is being furnished in connection with the solicitation of proxies, and is being mailed on or about April 6, 1998 to Shareholders entitled to notice of and to vote at the Annual Meeting.

      All valid proxies which are received will be voted, and unless otherwise specified thereon, they will be voted for the election of the six nominees for directors named under the heading "Election of Directors," for the terms described thereunder, for confirmation of the appointment of Arthur Andersen LLP as auditors of the Corporation for the year 1998, and for approval of the Omnicom Group Inc. 1998 Incentive Compensation Plan. If any nominee for election as a director shall be unable to serve, proxies shall be voted for another nominee designated by the Board of Directors. You may revoke your proxy at any time before it is voted by any appropriate means, including appearing at the meeting and voting your shares in person.

      The affirmative vote of a plurality of the votes cast by the holders of Common Stock entitled to vote is required for the election of directors. The affirmative vote of a majority of the votes cast by the holders of Common Stock entitled to vote is required for confirmation of the appointment of the auditors and for approval of the Corporation's 1998 Incentive Compensation Plan, provided that, in the case of the 1998 Incentive Compensation Plan, the total votes cast exceeds fifty percent of the votes entitled to be cast. Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulative voting as to any matter.

      The Corporation will appoint inspectors to act at the Annual Meeting, whose duties shall include determining the shares represented at the Annual Meeting and the presence (or absence) of a quorum and tabulating the votes of shareholders. The presence, by proxy or in person, of a majority of the votes of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If a shareholder abstains from voting on a particular proposal, or a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on such proposal (a "broker non-vote"), those shares will not be considered as votes cast in favor of or against such proposal.

      On April 2,  1998,  the  record  date for  determination  of  Shareholders entitled to notice of and to vote at the Annual Meeting, the Corporation had outstanding 169,775,019 shares of Common Stock. At the record date, 5,965,862 shares of Common Stock were owned beneficially (of which 2,534,953 were owned of record) by the directors and executive officers of the Corporation, which constitutes approximately 3.51% of the issued and outstanding shares of the Corporation's Common Stock.

      The following table sets forth information with respect to the beneficial ownership of the Corporation's Common Stock as at December 31, 1997 by persons known to the Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock based on material filed by such persons with the Securities and Exchange Commission.

                                                Beneficial Ownership  Percent of
                Name and Address                  of Common Stock      Class(1)
                -----------------               --------------------  ----------

FMR Corp.......................................     24,164,041(2)       14.23%
82 Devonshire Street
Boston, Massachusetts 02109

Putnam Investments, Inc........................     11,320,208(3)        6.67%
One Post Office Square
Boston, Massachusetts 02109

The Prudential Insurance
Company of America.............................      9,519,044(4)        5.61%
751 Broad Street
Newark, New Jersey 07102

----------------
(1) Based on the number of outstanding shares of Common Stock on the record date for the Annual Meeting of Shareholders.

(2) In its filing with the Securities and Exchange Commission, FMR Corp. ("FMR") reported having sole voting power as to 2,614,405 shares and sole dispositive power as to 24,164,041 shares. Edward C. Johnson 3d is Chairman of FMR and reported owner of approximately 12% of the aggregate outstanding voting stock of FMR, and Abigail P. Johnson is a director of FMR and reported owner of approximately 24.5% of such voting stock. Edward
      C. Johnson 3d and Abigail P. Johnson reported sole dispositive power over all of the shares beneficially owned by FMR. Mr. Johnson also reported sole voting power with respect to 2,614,405 of the shares beneficially owned by FMR.

(3) In its filing with the Securities and Exchange Commission, Putnam Investments, Inc. ("Putnam") reported having shared voting power as to 741,212 shares and shared dispositive power as to 11,320,208 shares, after adjustment to reflect the Corporation's stock split in the form of a 100% stock dividend which was effective in December 1997. Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., subsidiaries of Putnam, reported beneficial ownership of 9,943,396 shares and 1,376,812 shares, respectively, which are included in the shares reported by Putnam.

(4) In its filing with the Securities and Exchange Commission, The Prudential Insurance Company of America ("Prudential") reported having sole voting power as to 798,500 shares, shared voting power as to 7,811,841 shares, and shared dispositive power as to 8,720,417 shares. A separate report was filed by Jennison Associates Capital Corp. ("Jennison"), an affiliate of Prudential, which indicated beneficial ownership of 9,281,696 shares, which are included in the shares reported by Prudential.

                             ELECTION OF DIRECTORS

      On the date of the 1998 Annual Meeting, the Board of Directors of the Corporation shall consist of 15 members, divided into three classes, with the term of office of one class expiring at the 1998 Annual Meeting, the term of another class expiring at the 1999 Annual Meeting, and the term of the remaining class expiring at the 2000 Annual Meeting. The Board of Directors nominates incumbent directors Bruce Crawford, Susan S. Denison*, Keith L. Reinhard, Allen Rosenshine and John D. Wren to serve as directors of the Corporation until the 2001 Annual Meeting and incumbent director Gary L. Roubos to serve as a director of the Corporation until the 1999 Annual Meeting to fill a vacancy in such class of directors.

----------------
* Elected a director by the Board of Directors on September 15, 1997.

      Information relating to the six nominees for director and the directors not standing for election is set forth below.

                                                              Year First   Term
                 Name, Age and Principal                       Became a    Will
                       Occupation                              Director   Expire
                 ----------------------                        ---------  ------

John D. Wren (45) (1).........................................   1993      1998
  President & Chief Executive Officer
   of the Corporation and Chairman
   & Chief Executive Officer of
   Diversified Agency Services,
   a division of the Corporation.

Bruce Crawford (69)...........................................   1989      1998
   Chairman of the Corporation.

Bernard Brochand (59).........................................   1993      1999
  President, International Division
   of The DDB Needham Worldwide
   Communications Group Inc.,
   a subsidiary of the Corporation.

Robert J. Callander (67)......................................   1992      2000
  Executive-in-Residence, Columbia School
   of Business, Columbia University;
   Retired Vice Chairman of
   Chemical Banking Corporation.

James A. Cannon (59)..........................................   1986      1999
  Vice Chairman & Chief Financial Officer
   of BBDO Worldwide Inc., a subsidiary
   of the Corporation.

Leonard S. Coleman, Jr. (49)..................................   1993      1999
  President, National League, Major League Baseball.

Susan S. Denison (52).........................................   1997      1998
  Partner, Accord Group/Johnson, Smith & Knisley.

John R. Murphy (64)...........................................   1996      2000
  Vice Chairman of National Geographic Society.

John R. Purcell (66)..........................................   1986      2000
  Chairman & Chief Executive Officer of
   Grenadier Associates Ltd.

Keith L. Reinhard (63)........................................   1986      1998
  Chairman & Chief Executive Officer of
   The DDB Needham Worldwide
   Communications Group Inc.

Allen Rosenshine (59).........................................   1986      1998
  Chairman & Chief Executive Officer
   of BBDO Worldwide Inc.

Gary L. Roubos (61)...........................................   1986      1998
  Chairman of Dover Corporation.

Quentin I. Smith, Jr. (70)....................................   1986      2000
  Corporate Director; Retired Chairman
   & Chief Executive Officer
   of Towers, Perrin, Forster & Crosby.

William G. Tragos (63)........................................   1993      2000
  Chairman & Chief Executive Officer of
   TBWA International B.V. and of
   TBWA Chiat/Day Inc., subsidiaries of the Corporation.

Egon P.S. Zehnder (68)........................................   1986      2000
  Chairman of Egon Zehnder International Inc.

----------------
(1) Mr. Wren was elected Chief Executive Officer of the Corporation effective January 1, 1997 and President of the Corporation in 1995.

      Mr. Callander retired from Chemical Banking Corporation on June 30, 1992, at which time he held the office of Vice Chairman. He served as President of Chemical Bank from August, 1990 through December, 1991, and as Vice Chairman of that company from January, 1987 through July, 1990. Mr. Callander is presently serving as Executive-in-Residence at the Columbia School of Business, Columbia University, New York. Mr. Callander is a director of Aramark Incorporated, Barnes Group Inc., Beneficial Corporation, Spectrum Health Services Inc., Scudder Global Income and Growth Fund, Scudder New Asia Fund and The Korea Fund.

      Mr. Coleman has served as President, National League, Major League Baseball since March, 1994. He served as Executive Director Market Development, Major League Baseball from December 1991 to March, 1994, and served as a Vice President, Kidder, Peabody & Company from 1988 to 1991. Mr. Coleman is a director of Beneficial Corporation, New Jersey Resources and Owens Corning.

      Ms. Denison has served as a Partner at Accord Group/Johnson, Smith & Knisely since 1997. She served as Executive Vice President, Entertainment and Marketing - Madison Square Garden from 1995 to 1997. She also served as Executive Vice President/General Manager of Showtime Satellite Networks from 1990 to 1995.

      Mr. Murphy has served as Vice Chairman of National Geographic Society since March, 1998. Prior to that he was President and Chief Executive Officer of National Geographic Society since May, 1996. He served as Executive Vice President, National Geographic Society, from 1993 to May, 1996; as Publisher of the Baltimore Sun from 1981 through 1992; and as Editor and Publisher of the San Francisco Examiner from 1975 through 1981. Mr. Murphy is a trustee of the M.S.D.&T. mutual fund group, a director of Provant, Inc., a director of Baltimore Reads, Inc., a trustee of Mercer University and immediate past president of the U.S. Golf Association.

      Mr. Purcell has served as Chairman and Chief Executive Officer of Grenadier Associates Ltd., a merchant banking and financial advisory firm, since January, 1987. He also previously served as Chairman of Donnelley Marketing, Inc., a database direct marketing firm, from 1991 to 1996; as Chairman and President of the former SFN Companies, Inc. from 1982 through 1986; as Executive Vice President of CBS Inc. and as Senior Vice President -- Finance and Business Operations of Gannett Co., Inc. He is a director of Bausch & Lomb, Inc., Repap Enterprises Inc., Technology Solutions Company and Journal Register Company.

      Mr. Roubos has served as Chairman of Dover Corporation since May, 1989, and as Chief Executive Officer of that company from January, 1981 to May, 1994. Dover Corporation, a Fortune 500 company, engages through subsidiaries in the manufacture and/or distribution of elevators and electronic, aerospace and industrial components and supplies. Mr. Roubos is a director of Bell & Howell Company and Dover Corporation.

      Mr. Smith served as Chairman and Chief Executive Officer of Towers, Perrin, Forster & Crosby, a leading international benefits, compensation and general management consulting firm, from 1971 until his retirement on December 31, 1987. Mr. Smith is a director of The Guardian Life Insurance Company of America.

      Mr. Zehnder has served as Chairman of Egon Zehnder International Inc., a leading international executive search firm with forty-seven offices in thirty-two countries, for more than the past five years. Mr. Zehnder is a director of IMD Management Development Institute, Lausanne, Switzerland, and a member of the Board of Trustees of Babson College, Wellesley, Massachusetts.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

      The following table provides information, as of March 31, 1998, as to the beneficial ownership of the Common Stock of the Corporation for each director of the Corporation, including all persons who served as a director in 1997, and the Named Executive Officers, as such term is hereinafter defined, and all directors and executive officers of the Corporation as a group.

                                               Beneficial Ownership     Percent
Name of Beneficial Owner                        of Common Stock (1)    of Class
------------------------                       --------------------   ----------

John D. Wren (2)...............................      686,368            .4043
Bruce Crawford (2).............................    1,068,700            .6295
Bernard Brochand...............................      172,000            .1013
Robert J. Callander............................        8,000            .0047
James A. Cannon................................      565,600            .3331
Leonard S. Coleman, Jr.........................        1,200            .0007
Susan S. Denison...............................          600            .0004
John R. Murphy.................................        1,000            .0006
John R. Purcell................................       20,000            .0118
Keith L. Reinhard (2)..........................    1,145,072            .6745
Allen Rosenshine (2)...........................    1,473,840            .8681
Gary L. Roubos.................................        4,000            .0024
Quentin I. Smith, Jr...........................        4,000            .0024
William G. Tragos..............................      469,668            .2766
Egon P.S. Zehnder..............................       10,000            .0059
Fred J. Meyer (2)(3)...........................      146,800            .0865
All directors and executive
  officers as a group (19 persons).............    5,965,862           3.5140

----------------
(1) Includes (i) shares held under restricted stock awards granted by the Corporation, namely, Mr. Wren - 92,975 shares, Mr. Crawford - 12,000 shares, Mr. Brochand - 61,200 shares, Mr. Cannon - 93,200 shares, Mr. Reinhard - 70,000 shares, Mr. Rosenshine - 113,200 shares and Mr. Meyer - 7,200 shares, (ii) shares which certain of the named individuals have the right to purchase under stock options granted by the Corporation, namely, Mr. Wren - 478,800 shares, Mr. Crawford - 720,000 shares, Mr. Cannon - 372,000 shares, Mr. Reinhard - 560,000 shares, Mr. Rosenshine - 1,068,000 shares, Mr. Tragos - 123,000 shares, and Mr. Meyer - 98,000 shares, and
      (iii) 8,167 shares credited to Mr. Wren's account under the Corporation's Group Profit Sharing Retirement Plan.

(2)   One of the Named Executive  Officers of the Corporation.

(3)   Mr. Meyer is not a director of the Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Corporation is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Corporation's equity securities. Based on material provided to the Corporation, directors and officers of the Corporation complied with all applicable filing requirements during 1997.

                         BOARD MEETINGS AND COMMITTEES

      Five regular meetings and one special meeting of the Board of Directors of the Corporation (the "Board") were held in 1997. Each of the incumbent members of the Board attended at least 75% of the aggregate of all meetings of the Board and Committees of the Board on which he or she served, other than Messrs. Brochand and Reinhard, who because of client meetings, each attended 66.6% of all meetings of the Board.

      During 1997, the Audit Committee of the Board consisted of Messrs. Callander (Chairman), Coleman and Smith. Three meetings of the Audit Committee were held in 1997. The responsibilities of the Audit Committee are to (a) recommend to the Board the appointment of independent public accountants to audit the books and records of the Corporation, assess the independence of the public accountants, and review the impact of their retention by the Corporation for non-audit related services; (b) review with the independent public accountants the proposed scope and administration of their audit of the annual consolidated financial statements of the Corporation and its subsidiaries, the Corporation's internal control structure upon which the scope was determined and the estimated audit fees; (c) review with the independent public accountants and the Corporation's management the results of the annual audit, including the accountants' recommendations relating to accounting, financial and operating procedures and controls and the financial statements to be included in the Annual Report and Form 10-K; (d) review with the Corporation's internal auditors the proposed scope of their annual activities and reports of the results of such activities; (e) review undertakings by the Corporation's management to remedy fraudulent activity that may be detected within the Corporation; (f) review the Corporation's public reporting policies and practices; (g) review the derivative activities undertaken by the Corporation's management; and (h) report to the Board on its activities.

      During 1997, the Compensation Committee of the Board consisted of Messrs. Smith (Chairman), Callander and Zehnder. Three meetings of the Compensation Committee were held in 1997. The responsibilities of the Compensation Committee are to (a) review the compensation policies of the Corporation and its principal subsidiaries, and when appropriate, make recommendations with respect to such policies to the Chief Executive Officer of the Corporation; (b) review proposed compensation plans in which officers and/or directors of the Corporation will be eligible to participate and, when appropriate, make recommendations with respect to such plans to the Chief Executive Officer of the Corporation; (c) serve as the Committee to administer and grant awards and options under compensation plans providing for the issuance of shares of stock of the Corporation; (d) make recommendations to the Board with respect to the salary, bonus and other elements of compensation for the Chief Executive Officer of the Corporation; and
(e) review with the Chief Executive Officer management recommendations with respect to compensation for any executive officer of the Corporation or its subsidiaries whose compensation is required to be disclosed in the Corporation's Proxy Statement. The Compensation Committee has discretionary authority to establish compensation arrangements for executive officers of the Corporation pursuant to the Executive Officer Incentive Plan which was adopted by the Shareholders of the Corporation at the 1996 Annual Meeting of Shareholders, with the intended purpose that payments thereunder qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code (the "Code").

      During 1997, the Nominating Committee of the Board consisted of Messrs. Roubos (Chairman), Purcell and Zehnder. Three meetings of the Nominating Committee were held in 1997. The responsibilities of the Nominating Committee are to consider and make recommendations to the Board from time to time with respect to (a) the composition and size of the Board and Committees of the Board; (b) the criteria for evaluating the qualifications of new individuals being considered as candidates for election to the Board; (c) candidates for election to the Board; and (d) potential conflicts of interest arising as a result of other positions held or proposed to be held by directors. The
Nominating Committee will consider Shareholder written recommendations of nominees for election to the Board if they are accompanied by a reasonably comprehensive written resume of the recommended nominee's business experience and background and a written consent signed by the recommended nominee wherein he or she consents to be considered as a nominee and if nominated and elected, consents to serve as a director. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to the offices of the Corporation, attention Corporate Secretary.

                             DIRECTORS' COMPENSATION

      During 1997, each director who was not an employee of the Corporation or one of its subsidiaries was paid (i) a monthly retainer of $1,500, (ii) a fee of $2,000 for attendance at the first meeting of the Board of Directors or a Committee of the Board of Directors on a given day, and (iii) a fee of $1,500 for attendance at any subsequent meeting on the same day. A director who is an employee of the Corporation or one of its subsidiaries does not receive any compensation for serving as a director.

                             EXECUTIVE COMPENSATION

      The tables that follow present information relating to the compensation of, option grants to, option exercises by, and year-end positions of, the Chief Executive Officer of the Corporation and each of the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executive Officers"). All references to the shares of the Corporation's common stock in these tables give effect to the stock split in the form of a 100% stock dividend which was effective in December, 1997.

Summary Compensation Table

      The following table sets forth information in respect of the compensation of the Named Executive Officers for services in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 1995, 1996 and 1997.

                                                                          Long Term Compensation
                                        Annual Compensation                    Awards
                                     ------------------------      ------------------------------
       Name and                                                                        Shares        All Other
       Principal                                                  Restricted Stock    Underlying      Compen-
       Position             Year      Salary($)      Bonus($)        Awards($)(1)    Stock Options  sation($)(2)
       ---------           ------     ---------    -----------     --------------   ------------    ------------
John D. Wren.............   1997       $875,000     $1,600,000       $  949,964        250,000        $22,370
  President and Chief       1996        650,000      1,150,000          881,141        200,000         20,916
  Executive Officer         1995        500,000        800,000          734,800        140,000         20,734
  of the Corporation

Bruce Crawford...........   1997       $985,000     $1,000,000       $        0              0        $27,860
  Chairman of the           1996        985,000      2,130,000                0        300,000         21,653
  Corporation               1995        985,000      1,520,000                0        300,000         21,071

Keith L. Reinhard........   1997       $877,806     $1,625,000       $        0        140,000        $25,006
  Chairman & Chief          1996        877,806        975,000          698,250        140,000         24,316
  Executive Officer of      1995        827,806        600,000          835,000        140,000         23,275
  The DDB Needham
  Worldwide
  Communications
  Group Inc.

Allen Rosenshine.........   1997       $850,000     $  925,000       $1,207,375        140,000        $26,983
  Chairman & Chief          1996        829,167        750,000          997,500        160,000         32,031
  Executive Officer         1995        800,000        625,000          918,500        200,000         48,396
  of BBDO World-
  wide Inc.

Fred J. Meyer............   1997       $625,000     $1,690,000       $        0              0        $34,852
  Chief Financial           1996        625,000      1,610,000                0        140,000         32,260
  Officer of the            1995        587,500      1,150,000                0        140,000         30,623
  Corporation

----------
(1) Restricted stock awards represent performance based compensation for the applicable fiscal year. The awards are normally granted in the first quarter of the year following the fiscal year end. The value of the restricted stock awards was determined by multiplying the fair market value of the Corporation's Common Stock on the date of the grant by the number of shares awarded, and deducting therefrom the consideration


                                              (footnotes continued on next page)
      paid for the shares, which is equal to the par value ($.50 per share) of the shares. As of December 31, 1997, Mr. Wren held an aggregate of 108,050 shares of restricted stock with a net pre-tax value of $4,472,767.09; Mr. Crawford held an aggregate of 33,600 shares of restricted stock with a net pre-tax value of $1,393,351.68; Mr. Reinhard held an aggregate of 104,000 shares of restricted stock with a net pre-tax value of $4,305,255.20; Mr. Rosenshine held an aggregate of 130,400 shares of restricted stock with a net pre-tax value of $5,398,131.52; and Mr. Meyer held an aggregate of 22,400 shares of restricted stock with a net pre-tax value of $928,901.12. The net pre-tax value was determined by subtracting the consideration paid from the fair market value of the shares on said date ($41.5938). Dividends will be payable on the aforementioned shares if and to the extent paid on the Corporation's Common Stock generally, regardless of whether the shares are at the time vested or unvested. Twenty percent of the shares of restricted stock held by each Named Executive Officer will vest on the first anniversary of the award, and an additional twenty percent will vest on each of the next four anniversaries of the award.


(2) The Other Compensation paid for the fiscal year ended December 31, 1997 consists of (i) employer contributions to the Corporation's Group Profit Sharing Retirement Plan in the amount of $20,800 on behalf of each of Messrs. Wren, Crawford, Rosenshine and Meyer, and $10,500 on behalf of Mr. Reinhard; (ii) an employer contribution to the DDB Needham Joint Savings Plan in the amount of $6,333 on behalf of Mr. Reinhard; and (iii) employer premium payments for life insurance in the amount of $1,570 on behalf of Mr. Wren, $7,060 on behalf of Mr. Crawford, $14,052 on behalf of Mr. Meyer, $8,173 on behalf of Mr. Reinhard, and $6,183 on behalf of Mr. Rosenshine.

Options

      The following table shows all grants of options to the Named Executive Officers in 1997.

                        Option Grants in Last Fiscal Year

                                                                                    Potential Realizable
                                                                                   Value at Assumed Annual
                                                                                    Rates of Stock Price
                               Individual Grants                              Appreciation for Option Term (3)
                     ------------------------------------                     --------------------------------
                       Number     % of Total
                      of Shares    Options
                     Underlying   Granted to   Exercise
                      Options      Employees     Price         Expiration
       Name          Granted(1)     in 1997  ($ per Share)       Date(2)             5%($)        10%($)
       -----         ----------    ---------  -----------      ----------           -------      --------
John D. Wren           250,000      17.361%     $24.2813    February 24, 2007     $3,817,595    $9,674,535
Bruce Crawford               0           0            --                   --             --            --
Keith L. Reinhard      140,000       9.722%      24.2813    February 24, 2007      2,137,853     5,417,739
Allen Rosenshine       140,000       9.722%      24.2813    February 24, 2007      2,137,853     5,417,739
Fred J. Meyer                0           0            --                   --             --            --

----------
(1) Each of the options is exercisable as to 30% of the total shares granted on and after the first anniversary of the grant, as to an additional 30% on and after the second anniversary of the grant, and as to the remaining 40% on and after the third anniversary of the grant. Each of the options granted is a non-qualified stock option, and the Corporation is entitled to a tax deduction equal to the excess of the fair market value of the acquired shares over the exercise price of the option.

(2) Upon an optionee's termination of employment by reason of (i) voluntary termination or termination for cause, all outstanding options will be canceled; (ii) retirement or involuntary termination, options outstanding for less than 12 months will be canceled and the other outstanding options will become exercisable in full only during the 36 month period following termination; and (iii) total disability or death, all outstanding options will become exercisable in full only during the 36 month period following termination. In no event will a post-termination of employment option exercise period extend beyond the expiration date of the option term. In the event of a change of control transaction, outstanding options will become exercisable in full at the effective time of the transaction absent an agreement of the ultimate parent of the entity which survives the change of control transaction to assume the outstanding options or substitute new options for the outstanding options, on identical or more favorable terms.

(3) These columns present hypothetical future values of the Corporation's Common Stock obtainable upon exercise of the options net of the options' exercise price, assuming that the market price of the Corporation's Common Stock appreciates at the specified compound annual rates over the ten year term of the option. The five and ten percent rates of stock price appreciation are presented as examples pursuant to SEC rules, and do not reflect management's assessment of the Corporation's future stock price performance. The potential realizable values presented are not intended to indicate the options' value.

      The following table provides information as to the aggregated option exercises by the Named Executive Officers in 1997, and as to unexercised options held by the Named Executive Officers on December 31, 1997.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                       Number of Shares
                                                          Underlying          Value of Unexercised
                                                          Unexercised             In-the-Money
                           Number                          Options at              Options at
                          of Shares                    December 31, 1997      December 31, 1997(2)
                         Acquired on      Value           Exercisable/            Exercisable/
     Name                 Exercise    Realized($)(1)     Unexercisable           Unexercisable
    ------               -----------  -------------    ----------------       -------------------
John D. Wren ..........          0    $           0     287,800/446,000     $ 8,009,320/$8,995,385
Bruce Crawford ........    200,000     3,544,657.50     510,000/330,000      14,203,145/ 8,032,517
Keith L. Reinhard .....    240,000     4,452,681.10     420,000/294,000      12,517,982/ 6,172,258
Allen Rosenshine ......     90,000     2,042,616.50     898,000/332,000      28,566,127/ 7,166,260
Fred J. Meyer .........    140,000     1,804,561.10           0/154,000               0/ 3,748,508

----------
(1) Value calculated by subtracting the exercise price from the fair market value of the Corporation's Common Stock on the exercise date.

(2) Value calculated by subtracting the exercise price from the fair market value of the Corporation's Common Stock on December 31, 1997, said value being $41.5938 per share.

                          COMPENSATION COMMITTEE REPORT

Compensation Committee

      The Compensation Committee of the Board of Directors is composed entirely of independent outside directors. The responsibilities of the Compensation Committee and the frequency of Compensation Committee Meetings during 1997 are described on page 6 of this Proxy Statement.

Compensation Program for Executive Officers

      The Corporation's compensation program for its executive officers is designed to enable it to attract and retain highly qualified personnel and to motivate them to achieve corporate performance objectives and increase shareholder value.

      The  program  is  comprised  of  base  salary,  and  performance   related
compensation in the form of an incentive cash bonus and long-term stock awards which are intended to align executive and shareholder interests.

      The  compensation  of the Chief  Executive  Officer  and the  other  Named
Executive Officers is determined by the Compensation Committee, and the compensation of the Chief Executive Officer is subject to the approval of the Board of Directors. In determining the compensation of the Named Executive Officers, the Compensation Committee considers the factors described below and the recommendations of the Chief Executive Officer with respect to the other Named Executive Officers.

      Adjustments in base salary for executive officers are considered periodically (currently every eighteen months), and are discretionary in nature. In determining base salary and individual adjustments to base salary for the Named Executive Officers, the Compensation Committee considers the executive's level of responsibility, the profitability of the Corporation and the business unit with which the executive is associated and the Compensation Committee's knowledge of executive compensation practices of similar advertising agency holding companies. Profitability of the Corporation is determined by reference to its fully diluted earnings per share before extraordinary items and the effect of any change in accounting principles ("EPS"), and profitability of a business unit is determined by reference to its net profit after tax. Salaries of executive officers who are not Named Executive Officers are determined by the Chief Executive Officer.

      For 1997, incentive compensation (cash bonus and restricted stock award grants under the 1987 Stock Plan) for the Named Executive Officers was awarded pursuant to the Executive Officer Incentive Plan (the "Incentive Plan") which is administered by the Compensation Committee.

      Prior to or shortly after the beginning of the fiscal year, the Compensation Committee determines which executive officers are to participate in the Incentive Plan for the fiscal year, the incentive level assigned to each participant, and the performance goals applicable to the year. An award agreement is entered with each participant in the Incentive Plan; the participating executives will receive bonus compensation only pursuant to their award agreements.

      Performance goals are based on one or more business criteria specified in the Incentive Plan: earnings per share, net income, operating margin, return on equity, stockholder total return, revenue and cash flow. The Compensation Committee establishes the specific performance goals for each participant based on the business criteria and assigns weights to the goals.

      At the end of the fiscal year, the Compensation Committee reviews the performance of the participants against the established performance goals. Awards are only paid after the Compensation Committee has certified in writing that the performance goals have been attained. The Compensation Committee considers the recommendations of the Chief Executive Officer (with respect to the Named Executive Officers other than himself) and may reduce but not increase the amount of an award otherwise payable to a participant upon attainment of the performance goals. The maximum award payable under the Incentive Plan to any participant for any year is one percent (1%) of the Corporation's operating profit.

      Restricted stock award grants for executive officers who are not Named Executive Officers are recommended by the Chief Executive Officer and determined by the Compensation Committee in a discretionary manner, and their cash bonus is determined by the Chief Executive Officer.

      The annual cash bonus represents a substantial portion of the total annual cash compensation of executive officers and is intended to serve as an incentive to improve annual profitability. Restricted stock awards are granted by the Compensation Committee annually to a relatively broad group of key executives, and 20% of the shares vest on each of the next five anniversary dates of the award.

      Stock options are granted annually by the Compensation Committee to a much smaller group of key executives (including executive officers) who have the ability to influence increases in shareholder value. There is no target ownership or grant level for executive officers, and the maximum number of option shares the Compensation Committee may grant to any employee in a calendar year is 400,000 shares. In determining a stock option grant, the Compensation Committee considers, on a discretionary basis, the executive's previous grant and the revenue growth and profitability of the Corporation and the business unit with which the executive was associated during the prior fiscal year. Except in unusual circumstances, there will be no increase in the size of a grant over the previous grant for an executive associated with a business unit absent revenue or profit growth by such unit over the prior fiscal year, or for an executive not associated with a business unit absent revenue or profit growth by the Corporation over the prior fiscal year. The per share option exercise price is not less than the fair market value of a share of the Corporation's Common Stock on the grant date, and the option is exercisable as to 30% of the shares on and after each of the first two anniversary dates of the grant and as to the remaining 40% on and after the third anniversary date.

      Stock incentives in the form of restricted stock awards and stock options are intended to align the long-term interests of the executive officers and Shareholders, serve as an incentive for executive officers to build Shareholder value, and provide a vehicle for retaining executive officers and other key employees.

      In March, 1998, the Compensation Committee recommended for approval by the Board of Directors and the Shareholders, the 1998 Incentive Compensation Plan (the "Incentive Plan"), included as Exhibit A. The Board approved the Incentive Plan in March, 1998. Participating executives will receive incentive compensation in respect to calendar year 1998 pursuant to the Incentive Plan, if the Incentive Plan is approved by the Shareholders.

Chief Executive Officer Compensation

      Mr. Wren's salary was increased effective January 1, 1997 to $875,000 from $650,000 in recognition of his promotion to Chief Executive Officer as of that date. The Committee found this increase to be fair and reasonable on the basis of the Corporation's 1996 EPS and based on its knowledge of reported Chief Executive Officer salary information of similar advertising agency holding companies.

      In early 1997, Mr. Wren was granted an option to purchase 250,000 shares. The Compensation Committee made this grant after consideration of the Corporation's strong 1996 financial performance, namely that primary EPS was up 21%, revenues were up 17% over 1995 and operating margin increased to 12.4% from 12.0%.

      Under Mr. Wren's award agreement, which provided for incentive compensation in the form of a cash bonus and restricted stock if a specific performance goal (the Corporation's 1997 EPS evaluated relative to 1996 EPS) was met, he received a cash bonus of $1,600,000 and a restricted stock award grant of 21,103 shares valued at $45.0156 per share (the maximum payable pursuant to his award agreement) in respect of 1997.

Internal Revenue Code Section 162(m)

      Section 162(m) places a limit of $1 million on the deductibility of compensation paid by the Corporation to its Chief Executive Officer and certain other executive officers in tax years beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" under Section 162(m) is, however, excepted from the $1 million deduction cap.

      The Corporation's 1987 Stock Plan was amended in 1994 so that compensation attributable to the exercise of a stock option may qualify as "performance-based compensation" for purposes of Section 162(m). The Compensation Committee intends to continue to structure the Corporation's incentive arrangements for the Chief Executive Officer and certain executive officers of the Corporation under the cash bonus and stock programs in order to qualify the compensation payments to such officers as "performance-based compensation" for purposes of Section 162(m), provided that, in the judgment of the Compensation Committee, this would be consistent with the goals of motivating the executives to achieve corporate performance objectives and increase shareholder value.

Quentin I. Smith, Jr., Chairman
Robert J. Callander
Egon P.S. Zehnder
Members of the Compensation Committee

      The above Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

      The graph below compares cumulative total return on the Corporation's Common Stock, the Standard & Poor's 500 Composite Index ("S&P 500 Index") and a group of publicly-held advertising holding companies ("Ad Peer Group Index") consisting of Grey Advertising Inc., The Interpublic Group of Companies, Inc., True North Communications Inc. (formerly Foote, Cone & Belding Communications, Inc.), WPP Group plc and, for 1992 - 1996, Cordiant plc (formerly Saatchi & Saatchi plc); beginning in 1997, the Ad Peer Group Index includes, instead of Cordiant plc, Cordiant Communications Group and Saatchi & Saatchi, the two companies resulting from the demerger of Cordiant plc in December, 1997. The graph assumes the investment of $100 on January 1, 1992 in the Corporation's Common Stock, the S&P 500 Index and the Ad Peer Group Index.

     [The following table represents a line graph in the printed material]

                       1992      1993      1994       1995      1996       1997
                       ----      ----      ----       ----      ----       ----
Omnicom Group           100     115.26    132.24     194.37    242.64     455.64
S&P 500 Index           100     110.08    111.53     153.45    188.68     251.60
Ad Peer Group Index     100     107.33    112.21     145.50    182.46     239.90

      Returns for the Corporation's Common Stock depicted in the graph are not indicative of future performance.

      The above graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 EMPLOYMENT CONTRACTS/TERMINATION OF EMPLOYMENT
                    ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

      Agreements were entered into between BBDO Worldwide Inc. ("BBDO") and Mr. Rosenshine (as of January 9, 1989) and Mr. Crawford (as of March 21, 1989), replacing earlier agreements between BBDO and these individuals containing substantially the same terms and conditions as those found in the current agreements except as noted below, whereunder BBDO has agreed to make annual severance compensation payments for periods of up to ten years following cessation of employment, the period being determined on the basis of each individual's age and years of service with BBDO, its subsidiaries or its parent at the time of cessation of employment. BBDO is not obligated to make payments under these agreements if the individual's employment with BBDO, its subsidiaries or its parent is terminated for cause (defined therein as the individual's misconduct involving willful malfeasance, such as breach of trust, fraud or dishonesty). The payment period under the agreements for Messrs. Rosenshine and Crawford is ten years. The amount of an annual payment under these agreements is limited to the lesser of (i) an assigned percentage of the individual's annual salary, or (ii) an assigned percentage of the consolidated net profit before tax (as defined in the agreement) of BBDO or its parent company, whichever is greater. BBDO has agreed to make these payments so long as the individual refrains from engaging in activities harmful to, competitive with or of the same nature as those of his former employer, and remains available to render consulting services to his former employer. If the individual should die before the expiration of the payment period, BBDO has agreed to make an annual payment to the individual's beneficiary for the number of years the individual would have been entitled to payments had he lived, in an amount equal to seventy-five percent of the annual payment the individual would have received had he lived. Under the earlier agreements BBDO did not agree to make payments to a beneficiary following the death of the individual. Payments under these agreements are to be accrued as costs in the year in respect of which the payments are made.

      Agreements were entered into between the Corporation and Messrs. Meyer and Reinhard (as of December 22, 1988) and Mr. Wren (as of November 26, 1990), in each case under the Corporation's Executive Salary Continuation Plan, whereunder the Corporation has agreed to make salary continuation payments annually for periods of up to ten years following cessation of employment, the period being determined on the basis of the individual's age and years of service with the Corporation or its subsidiaries at the time of cessation of employment. The
Corporation is not obligated to make payments under these agreements if the individual's employment with the Corporation or its subsidiaries is terminated for cause (defined therein as the individual's misconduct involving willful malfeasance, such as breach of trust, fraud or dishonesty). The payment period under these agreements is currently eight years for Mr. Meyer, ten years for Mr. Reinhard, and five years for Mr. Wren. The amount of an annual payment is limited to the lesser of (i) an assigned percentage, not to exceed fifty percent, of the individual's annual salary, or (ii) an assigned percentage of the consolidated net profit before tax (as defined in the agreement) of the Corporation. The Corporation has agreed to make these payments so long as the individual refrains from engaging in activities harmful to, competitive with or of the same nature as those of his former employer, and remains available to render consulting services to his former employer. If the individual should die before the expiration of the payment period, the Corporation has agreed to make an annual payment to the individual's beneficiary for the number of years the individual would have been entitled to payments had he lived, in an amount equal to seventy-five percent of the annual payment the individual would have received had he lived. Payments under these agreements are to be accrued as costs in the year in respect of which the payments are made. Any payments that may be made to Mr. Reinhard under this agreement will be reduced by the value of payments to be made under his September 1, 1986 agreement with The DDB Needham Worldwide Communications Group Inc. ("DDB Needham") described below.

      Mr. Reinhard entered into an agreement with DDB Needham as of September 1, 1986, replacing an agreement between Mr. Reinhard and Needham Harper Worldwide, Inc. made in August 1980, under which he or his beneficiary is to be paid retirement compensation on a monthly basis for a period of ten years beginning in the month following the month he ceases to be in the employ of DDB Needham, provided that Mr. Reinhard's employment shall not have terminated except by reason of his death before August 31, 1991. The annual rate of retirement income to be paid to Mr. Reinhard is the greater of $66,667 or one-third of his average annual salary during the last 60 months of his employment, subject to limited increase for annual cost of living adjustments. Mr. Reinhard has agreed to refrain from rendering specified services that would be competitive with services rendered by DDB Needham and its subsidiaries during the one year period following cessation of his employment, and to refrain from engaging in specified activities during the ten year period following such cessation of employment. If Mr. Reinhard breaches these provisions, DDB

Needham may discontinue making payments under the agreement. Further, Mr. Reinhard has agreed, provided he is not disabled and is under age 65, to render consulting services to DDB Needham when requested for up to five days during each month he is entitled to receive payments under the agreement, and if he breaches this provision of the agreement DDB Needham may discontinue making payments during the period of the breach.

      Mr. Reinhard entered into an agreement with DDB Needham on July 6, 1993 under which he is to receive monthly severance compensation payments for the 15 month period ("payment period") following termination of his DDB Needham employment for a reason other than for cause (defined therein as dishonesty affecting DDB Needham or conviction of an indictable offense or crime involving moral turpitude; willful neglect or refusal to perform assigned duties after warning; willful act expected to injure the business of DDB Needham). The gross amount of each monthly payment shall equal one-twelfth of Mr. Reinhard's annual rate of base salary at the date of termination of employment. If the employment is terminated by DDB Needham, the payments shall be reduced, even up to the entire amount, by the amount of any compensation earned by Mr. Reinhard from specified activities during the payment period. If the employment is terminated by Mr. Reinhard, the payments shall cease if Mr. Reinhard fails to render requested consulting services and the payments shall be reduced, even up to the entire amount, by the amount of any compensation earned by Mr. Reinhard during the payment period. Payments shall cease if Mr. Reinhard should die during the payment period. As part of the agreement, Mr. Reinhard has forfeited his right to compensation payments by reason of termination of employment under DDB Needham policy (under current policy, Mr. Reinhard would have been entitled to salary continuation payments for nine months if his employment were to be terminated by DDB Needham other than for cause).

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      In August, 1997, the Corporation obtained a one-year extension to the two-year policy of insurance from the Federal Insurance Company that had been purchased in 1996. The 1997 and 1998 premiums are $227,970 and $222,970, respectively. The Corporation and the officers and directors of the Corporation and its subsidiaries are insured, subject to certain of the standard policy form exclusions and specified deductibles, against 99.5% of any loss up to $1,000,000 and thereafter 100% of any loss up to a further $14,000,000, arising from any claim or claims which may be made against any of the insureds by reason of any wrongful act in their respective capacities as directors or officers. The term "wrongful act" means any error, misstatement or misleading statement, act or omission, neglect or breach of duty committed, attempted or allegedly committed or attempted by the insureds or claimed against them solely by reason of their being directors or officers of the Corporation or a subsidiary of the Corporation. To date, no payments have been made to the Corporation or any officer or director under this insurance policy or its predecessor policy.

                      INDEMNITY AGREEMENTS WITH DIRECTORS

      Each director of the Corporation has received an Indemnification Agreement from the Corporation which provides that the Corporation indemnifies the director against liabilities or costs arising out of any alleged or actual breach of duty, neglect, error, misstatement, misleading statement, omission or other act allegedly or actually done or attempted by the director or any matter claimed against the director solely by reason of serving as a director. This indemnification does not apply to claims against the director for libel or slander, return of remuneration to the Corporation, or an accounting of profits from the sale or purchase of securities of the Corporation required under the Securities Exchange Act of 1934, or to claims against the director based upon the director gaining an illegal profit or advantage or the dishonesty of the director. This indemnification does not apply to the extent that the director is entitled to recovery under the aforesaid Directors' and Officers' Liability policy.

                                    AUDITORS

      On the recommendation of the Audit Committee of the Corporation, the Board of Directors of the Corporation has appointed Arthur Andersen LLP ("Andersen") as auditors of the Corporation for 1998, to serve at the pleasure of the Board. The affirmative vote of a majority of the votes cast by the holders of Common Stock entitled to vote is required for confirmation of the appointment of Andersen. Management recommends such confirmation by the Shareholders.

      Representatives of Andersen are expected to be present at the Annual Meeting. They will be available to make a statement if they so desire, and to answer appropriate questions.

                        1998 INCENTIVE COMPENSATION PLAN

      The Corporation's 1987 Stock Plan (the "1987 Plan") and 1996 Executive Officer Incentive Plan (the "1996 Plan") provide incentives to key employees to continue in the employ of the Corporation and to increase their proprietary interests in the success of the Corporation. The Board of Directors believes it to be in the best interests of the Corporation to permit more flexibility in granting incentives to key employees by authorizing a broader range of stock-based and cash compensation arrangements. Therefore, the Board of Directors has adopted the Omnicom Group Inc. 1998 Incentive Compensation Plan (the "1998 Plan"), a copy of which is annexed hereto as Exhibit A. The 1998 Plan combines in a single omnibus plan the features presently included in the 1987 Plan and the 1996 Plan. In addition, the 1998 Plan introduces certain important new features, such as the grant of Performance Incentive awards and a provision enabling non-employee directors to elect to receive that portion of their retainer in Common Stock as may be determined by the Board of Directors. The 1998 Plan is effective as of March 24, 1998, but no awards will be granted until shareholder approval is obtained. Awards under the 1987 Plan and the 1996 Plan will cease to be made if the 1998 Plan is approved by shareholders.

      A summary of the principal provisions of the 1998 Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 1998 Plan.

      Administration. The 1998 Plan is administered by the Compensation Committee. The Compensation Committee has broad discretion in the operation and administration of the 1998 Plan. The Compensation Committee is authorized, among other things, to construe, interpret and implement its provisions, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 1998 Plan. The Board of Directors will determine the portion of the annual retainer a non-employee director may elect to receive in shares of Common Stock.

      Shares Available. Subject to certain adjustments, the maximum number of shares of Common Stock in respect of which awards may be granted under the 1998 Plan in any calendar year is 1.5% of the total number of shares of Common Stock issued and outstanding on the first day of that calendar year. Based on the number of shares of Common Stock outstanding on January 1, 1998, 2,429,173 shares of Common Stock are available for award in 1998. The per share market value of the Corporation's Common Stock on March 27, 1998 was $46.4375, based on the closing price reported on the New York Stock Exchange. Shares of Common Stock for awards may be issued from authorized but unissued shares or from treasury shares.

      If the maximum number of shares of Common Stock available in accordance with the terms of the 1998 Plan exceeds the number of shares with respect to which awards are made in a calendar year, the excess shares of Common Stock may be carried over to subsequent years. Moreover, if any shares of Common Stock subject to an award are forfeited or canceled or the award is settled in cash or otherwise terminates for any reason without a distribution of shares of Common Stock, the shares subject to such award will again be available for awards. If a participant tenders, or has withheld, shares of Common Stock, whether in satisfaction of tax withholding obligations or otherwise, the shares tendered or withheld will be available for awards.

      In addition, if the Compensation Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock or the book value of the Corporation such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Compensation Committee shall, in a manner it deems equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available under the 1998 Plan, and (iv) the exercise price, grant price, or purchase price relating to any award or, if appropriate, make provision for a cash payment with respect to any outstanding award. The Compensation Committee also may adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles. No such adjustment may be made which would cause the 1998 Plan to violate Section 422(b)(1) of the Code or to adversely affect the status of any outstanding Performance-Based Awards (described below) as "performance-based compensation" under Section 162(m) of the Code.

      Eligibility. Participants in the 1998 Plan will be selected by the Compensation Committee from among the key employees of the Corporation and its subsidiaries. In addition, participants in the 1998 Plan will include, to the extent applicable, non-employee directors electing to receive shares of Common Stock. (It is currently anticipated that approximately 250 key employees and 8 non-employee directors would be eligible to participate in the 1998 Plan.)

      Awards. The 1998 Plan provides for the grant of the following awards. All awards under the 1998 Plan must be evidenced by an award agreement.

      Stock Options. Options to purchase shares of Common Stock ("Options"), including both options intended to qualify as incentive stock options under
Section 422 of the Code ("ISOs") and nonqualified stock options, may be awarded under the 1998 Plan. The exercise price per share of Common Stock subject to an Option will be determined by the Compensation Committee, provided that the exercise price may not be less than the "fair market value" of the Common Stock on the date of grant. "Fair market value" of the Common Stock is defined in the 1998 Plan generally as the mean of the high and low sales prices of Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or if no sale is made on such date, then the fair market value shall be the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made.

      The terms of each Option, the times at which each Option will be exercisable, and provisions requiring forfeiture of unexercised Options at or following termination of employment will be determined by the Compensation Committee. The terms of any ISO shall comply in all respects with the provisions of Section 422 of the Code. Subject to certain adjustments for mergers and other capital changes, no more than 200,000 shares of Common Stock in the aggregate may be the subject of ISOs during the term of the 1998 Plan. Options may be exercised by payment of the exercise price in cash or in Common Stock, in a combination of both, in other awards or other property (including notes or other obligations to make payment on a deferred basis, or through "cashless exercise" arrangements, to the extent permitted by applicable law or rules) having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.

      Performance Incentives. A "Performance Incentive" is a right to receive a payment in cash, Common Stock or a combination of cash and Common Stock if specified performance goals are met during a specified time period longer than twelve months. The Compensation Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Incentive. A performance goal is a goal, expressed in terms of the attainment by the Corporation or any subsidiary, division or department, of specific amounts of, or increase in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies:
earnings per share, net income, return on equity, total stockholder return, revenue, cash flow, shareholders' equity, market performance and/or the completion of certain business or capital transactions or other measurement deemed appropriate by the Compensation Committee. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length longer than twelve months as the Compensation Committee shall select.

      Restricted Stock. "Restricted Stock" is an award of shares of Common Stock which may be subject to certain restrictions on transfer and to a risk of forfeiture in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Compensation Committee. Subject to the terms and conditions of the particular award agreement, the participant shall have all of the rights of a shareholder of the Corporation with respect to the Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Compensation Committee. Dividends or distributions paid in Common Stock on Restricted Stock will be subject to the same conditions. Not more than 50% of the maximum number of shares of Common Stock available under the 1998 Plan in any calendar year may be awarded as Restricted Stock. If certificates representing Restricted Stock are registered in the name of the participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

      Stock as a Bonus or Stock or other Award in Lieu of Cash or Other Obligations. The 1998 Plan authorizes the Compensation Committee to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of obligations of the Corporation or its subsidiaries to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

      Cash Payments, Including Cash Bonuses. The Compensation Committee also may grant cash payments, including cash bonuses, whether as a separate award or as a supplement to any "stock-based awards." This feature permits the payment of the cash portion of annual incentive bonuses under the 1998 Plan. A "stock-based award" means a right that may be denominated or payable in, or valued in whole or in part, by reference to the market value of, Common Stock, including Options, Performance Incentives, Restricted Stock and Common Stock granted as a bonus or as an award in lieu of cash.

      Dividend Equivalent Rights. A "Dividend Equivalent Right" is a right to receive, in tandem with any stock-based award other than Restricted Stock or Options, an amount in respect of each share of Common Stock subject to such award equal to the dividend paid on a share of Common Stock during the period from the grant of such stock-based award to its final payment.

      Other Terms of Awards. In the discretion of the Compensation Committee, awards may be settled in cash, Common Stock, other awards or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis). The Compensation Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment of reasonable interest on any deferred amounts or installments.

      Awards granted under the 1998 Plan may not be pledged or otherwise encumbered except in favor of the Corporation or any subsidiary. Generally, awards are not transferable except by will or by the laws of descent and distribution. If permitted under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Compensation Committee may provide that awards or other rights or interests of a participant under the 1998 Plan (other than an ISO) may be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse) and certain family trusts and partnerships.

      The Compensation Committee may at any time offer to exchange or buy out any previously granted award for a payment in cash, Common Stock, or other awards or property, subject to the terms of the 1998 Plan. Except for adjustments in the discretion of the Compensation Committee in the event of certain changes in the capitalization of the Corporation, such as stock dividends, recapitalizations, splits, reorganizations, mergers, consolidations, combinations, repurchases or share exchanges, in recognition of unusual or non-recurring events, or in response to changes in laws, regulations or accounting principles, the per share exercise price of any Option or the purchase price of any other award conferring a right to purchase Common Stock may not be decreased after the grant, nor may an Option or any other award conferring a right to purchase Common Stock be surrendered as consideration in exchange for the grant of a new award with a lower per share exercise or purchase price. Neither the Corporation nor any subsidiary may make, guarantee or arrange for a loan or loans to a participant with respect to the exercise of any Option or other payment in connection with the award.

      The 1998 Plan is designed to permit the deduction of certain compensation awarded thereunder. The Compensation Committee may (but is not required to) grant an award pursuant to the 1998 Plan which is intended to qualify as a "performance-based compensation" under Section 162(m) (a "Performance-Based Award"). The goals for a Performance-Based Award must be based upon the attainment by the Corporation or any subsidiary, division or department of specific amounts of, or increases in, one or more of the following (whether measured in absolute terms or by comparison to another company or companies): earnings per share, net income, operating margin, return on equity, total stockholder return, revenue, cash flow, net worth, book value, shareholders' equity, market performance and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Compensation Committee must certify in writing that the applicable goals were in fact satisfied. The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) 250,000 shares of Common Stock, subject to adjustment as provided in the 1998 Plan, and (ii) cash payments of 1% of the Corporation's operating profit (as defined in the 1998 Plan) for the calendar year with respect to which such cash payment is made.

      The Compensation Committee has discretion to make adjustments in the terms and conditions of any awards in recognition of unusual or nonrecurring events or in response to changes in applicable laws, regulations or accounting principles. Furthermore, the Compensation Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if necessary to take account of a change in strategy, performance of comparable companies or other circumstances. However, no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. See "Certain Federal Income Tax Consequences."

      Non-Employee Directors' Equity Compensation Election. Commencing with May 1998, and in each year thereafter, each non-employee director shall have the right to elect, not later than July 15 in the case of 1998 and December 15 in each subsequent year during the term of the 1998 Plan, to receive up to the portion of such non-employee director's annual retainer as a director for the following year's service (or in the case of 1998 for the remaining portion of the year) as the Board of Directors of the Corporation shall determine (which may, in the discretion of the Board of Directors, be the entire amount of the annual retainer), exclusive of any per meeting fees, committee fees or expense reimbursements, in shares of Common Stock. Payment in shares of Common Stock shall be made in arrears on the January 15 (or such other date on or about January 15 as the Board of Directors may designate) following the calendar year in respect of which the election was made. The total number of shares of Common Stock payable to a non-employee director pursuant to the 1998 Plan shall be determined by dividing that portion (or all, as the case may be) of the non-employee director's annual retainer to be paid in shares of Common Stock by the fair market value of shares of Common Stock as of July 15 for 1998 and as of the December 15 preceding each year in respect of which an election is made (or if such date is not a business day, as of the immediately preceding business day), provided that no fractional shares shall be issued and any amount in lieu thereof shall be paid in cash.

      Change in Control. In the event of a "change of control" of the Corporation, all awards granted under the 1998 Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, immediately will become 100% vested in each participant or will be free of any restrictions as of the date the change of control is effective, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award.

      Under the 1998 Plan, a "change of control" occurs upon: (i) acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or group (within the meaning of
Section 13(d)(3) of the Exchange Act) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a subsidiary), of any securities of the Corporation such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 20% of the Corporation's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Corporation or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors;
(ii) a change in the composition of the Board of Directors such that a majority of the members of the Board of Directors are not Continuing Directors (as defined below); or (iii) approval by the shareholders of the Corporation of a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or approval by the shareholders of the Corporation of a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets. The foregoing events will not be deemed to be a change of control if the transaction or transactions causing such change were approved in advance by the affirmative vote of at least a majority of the Continuing Directors. For this purpose, a "Continuing Director" means any member of the Board of Directors of the Corporation who was a member of the Board on the effective date of the 1998 Plan or was nominated for election or elected to the Board by vote of a majority of Continuing Directors.

      Term; Amendment and Termination. The 1998 Plan shall continue for a period of three years from its effective date (until March 24, 2001) or until earlier termination by the Board of Directors. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1998 Plan or the Compensation Committee's authority to grant awards thereunder without further shareholder approval or the consent of the participants, except that shareholder approval must be obtained within one year after such Board action if required by federal or state law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then quoted or listed. Notwithstanding the foregoing, unless approved by the shareholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 1998 Plan; or (iii) increase the number of shares of Common Stock subject to the 1998 Plan.

      Certain Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the 1998 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

      A participant will not realize any income upon the award of an Option (including any other stock-based award in the nature of a purchase right), or a Performance Incentive, nor will the Corporation be entitled to any tax deduction.

      When a participant who has been granted an Option which is not designated as an ISO exercises that Option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under
Section 83(c) of the Code, the participant will realize compensation income subject to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the Option over its exercise price, and the Corporation will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise, provided that any gain will be a "mid-term gain" if the Common Stock has been held for more than one year but not more than eighteen months.

      If a participant exercises an Option which is designated as an ISO and the participant has been an employee of the Corporation or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Corporation will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant, provided that any gain will be a "mid-term gain" if the shares acquired upon exercise of the ISO have been held for more than one year but not more than eighteen months. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. As a result, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Corporation will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Corporation.

      With respect to other awards (including a Performance Incentive and a Dividend Equivalent Right) granted under the 1998 Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Corporation will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

      With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Corporation will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

      Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

      The Compensation Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations.

      Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a change in control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Corporation would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

      The Board of Directors recommends a vote "FOR" the approval for the 1998 Plan. Proxies solicited by the Board of Directors of the Corporation will be so voted unless shareholders specify a contrary vote.

                             SHAREHOLDER PROPOSALS

      Shareholders wishing to present resolutions at the 1999 Annual Meeting of Shareholders must submit copies of such proposed resolutions to the Corporation at its executive offices, 437 Madison Avenue, New York, New York 10022,
Attention: Corporate Secretary, no later than December 7, 1998.

                                 OTHER MATTERS

      The Board of Directors is not aware of any matters to be submitted for consideration at the Annual Meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting for action, the enclosed proxy will be voted on such matters in accordance with the best judgment of the persons named in the proxy.

                              COST OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, directors, officers, and other regular employees of the Corporation and its subsidiaries may solicit proxies personally by telephone or by telefax. The Corporation will reimburse persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. In addition, the Corporation has retained D.F. King & Co. Inc. to assist in the solicitation of proxies, and will pay a fee of up to $12,500 plus reimbursement of out-of-pocket expenses for such services.

      Shareholders are urged to send in their proxies without delay.

                                                     BARRY J. WAGNER
                                                        Secretary

New York, New York
April 6, 1998

                                                                       Exhibit A

                               OMNICOM GROUP INC.
                        1998 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

      The purpose of the Omnicom Group Inc. 1998 Incentive Compensation Plan (the "Plan") is to further the interests of Omnicom Group Inc. (the "Company") and its shareholders by providing performance incentives to those key employees of the Company and its Subsidiaries who are largely responsible for the management and growth of the business of the Company and its Subsidiaries and to strengthen the link of non-employee directors of the Company directly with the interests of the shareholders.

2. Definitions

      For purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Award" means any Option, Performance Incentive, Restricted Stock, Stock granted as a bonus or in lieu of cash or other obligations under other plans or compensatory arrangements, cash payments, including cash bonuses, or Dividend Equivalent Right granted to a Participant under the Plan.

            (b) "Award Agreement" means the written agreement, instrument or document evidencing an Award.

            (c) "Change of Control"  means and includes  each of the  following:
      (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange
      Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or approval by shareholders of the Company of a plan of complete dissolution or liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

            Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Committee" has the meaning attributed to such term in Section 3 hereof.

            (f) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            (g) "Dividend Equivalent Amount" means the amount resulting from multiplying (i) the dividend per share of Stock payable on a dividend payment date by (ii) the number of shares of Stock subject to the Stock-Based Award with respect to which a Dividend Equivalent Right is granted.

            (h) "Dividend Equivalent Right" means a right granted to a Participant to receive with respect to any Stock-Based Award (other than Restricted Stock or Options) granted to such Participant the Dividend Equivalent Amount on the payment date of each dividend on Stock during the period from the date of grant of such Stock-Based Award to the final payment of such Stock-Based Award.

            (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            (j) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value shall mean the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

            (k) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

            (l) "Non-Employee Director" means any director of the Company who is not also an employee of the Company or of a Subsidiary.

            (m)  "Option"  means a right  granted to a  Participant  pursuant to
      Section 6(b) hereof to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

            (n) "Participant" has the meaning attributed to such term in Section 3(a) hereof and includes, to the extent applicable hereunder, any Non-Employee Director who elects to receive Stock pursuant to Section 8 hereof.

            (o) "Performance-Based Award" has the meaning attributed to such term in Section 7(g) hereof.

            (p) "Performance Incentive" means a right granted to a Participant pursuant to Section 6(c) hereof to receive a payment in cash, Stock or a combination of cash and Stock, if specified performance goals are met in a specified time period of more than twelve months.

            (q) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(d) hereof that may be subject to certain restrictions and to a risk of forfeiture.

            (r) "Stock" means the common stock, $0.50 par value, of the Company.

            (s) "Stock Based Award" means a right that may be denominated or payable in, or valued in whole or in part, by reference to the market value of, Stock, including Options, Performance Incentives, Restricted Stock and Stock granted as a bonus or as an Award in lieu of cash payments.

            (t) "Subsidiary" means any corporation that is a subsidiary of the Company within the meaning of Section 424(f) of the Code, and any entity that is organized as a limited liability company in which the Company, directly or indirectly, possesses 50% or more of the voting power of all members of such limited liability company entitled to vote.

3. Administration of the Plan

      The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Except to the extent expressly set forth in Section 8 hereof or elsewhere herein, the Committee shall have and exercise all power and authority under the Plan. Any action of the

Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and shareholders of the Company.

      Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be cancelled, forfeited, or surrendered; (e) to establish performance goals and to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

4. Participation in the Plan

      Participants in the Plan shall be selected by the Committee from among the key employees of the Company and its Subsidiaries and shall include, to the extent applicable hereunder, Non-Employee Directors electing to receive Stock in accordance with Section 8 hereof.

5. Maximum Amount Available for Awards

      (a) Basic Limitation. Subject to the provisions of Sections 5(b) through 5(d) and 9(a) hereof, the maximum number of shares of Stock in respect of which Awards may be granted in any calendar year is 1.5% of the total number of shares of Stock issued and outstanding on the first day of that calendar year.

      (b) Additional  Shares.  In addition to the shares of Stock  authorized by
Section 5(a) hereof, the following shares may be the subject of Awards under the
Plan:

            (i) Carryovers. If the maximum number of shares of Stock in respect of which Awards may be granted in any calendar year pursuant to this
      Section 5 (the "Maximum Shares") exceeds the number of shares of Stock in respect of which Awards are granted in that calendar year (the "Covered Shares"), Shares equal to the excess of the Maximum Shares over the Covered Shares ("Unused Shares") shall be added to the shares of Stock otherwise available for Awards in the immediately following calendar year. Unused Shares may be carried over to each subsequent calendar year in succession to the extent that Awards are not granted in respect of the Unused Shares.

            (ii) Surrender of Shares. If a Participant tenders, or had withheld, as provided elsewhere herein, shares of Stock in payment of all or part of the option price under an Option granted under the Plan, or in satisfaction of withholding tax obligations, the shares of Stock tendered by the Participant or so withheld shall become available for Awards.

            (iii) Forfeiture of Shares. If shares of Stock that are issued under the Plan are subsequently forfeited (or if an Award with respect to shares of Stock is forfeited) in accordance with the terms of the Award, the forfeited shares of Stock shall immediately become available for Awards.

            (iv) Payment of Cash in Lieu of Shares. To the extent that cash is paid pursuant to an Award in lieu of shares of Stock, the shares of Stock covered by the Award shall become available for Awards.

      (c) Aggregate Limitation on ISOs and Restricted Shares. Subject to the provisions of Section 9(a) hereof, during the term of the Plan, no more than 200,000 shares of Stock in the aggregate may be the subject of ISOs, and not more than fifty percent (50%) of the total number of shares of Stock available to be granted pursuant to Sections 5(a) and 5(b) in any calendar year shall be Restricted Stock.

      (d) Shares Available for Issuance. Shares of Stock may be made available from the authorized but unissued shares or from shares held in the Company's treasury and not reserved for some other purpose. If an Award is payable solely in cash, no shares of Stock shall be deducted from the number of shares available for issuance under this Section 5 by reason of such Award.

6. Awards

      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms of partial payments for partial achievements of performance goals; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

      (b) Options. The Committee may grant Options to Participants (in the case of ISOs, limited to the Participants who are key employees of the Company and any Subsidiary within the meaning of Section 424(f) of the Code) on the following terms and conditions:

            (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a) hereof) the exercise price of any Option shall not be less than the Fair Market Value of the shares of Stock covered thereby at the time the Option is granted.

            (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash, by the surrender at Fair Market Value of shares of Stock, in any combination of cash and shares of Stock, in other Awards, or in other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

            (iii) ISOs. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

      (c)  Performance   Incentives.   The  Committee  is  authorized  to  grant
Performance Incentives to Participants on the following terms and conditions:

            (i) Performance Criteria and Period. At the time it makes an award of Performance Incentives, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Incentive so awarded. A performance goal shall be a goal, expressed in terms of the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increase in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: earnings per share, net income, return on equity, total stockholder return, revenue, cash flow, shareholders' equity, market performance and/or the completion of certain business or capital transactions, or other measurement deemed appropriate by the Committee. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length longer than twelve months as the Committee, in its discretion, shall select.

            (ii) General. Neither the performance goals nor the performance periods need be identical for all Performance Incentives at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Incentive awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

      (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

            (ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

            (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            (iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a shareholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

      (e) Stock as a Bonus or in Lieu of Cash or Other Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or other Awards hereunder shall be exempt from Section 16(b) liability. Stock or other Awards granted under this Section 6(e) shall be subject to such other terms as shall be determined by the Committee.

      (f) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, including cash bonuses, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

      (g) Dividend Equivalent Rights. The Committee is authorized to grant Dividend Equivalent Rights payable in cash, Stock or a combination of cash and Stock in tandem with any Stock-Based Awards (other than Restricted Stock or Options). The Committee shall determine the terms and conditions of such Awards.

7. Additional Provisions Applicable to Awards

      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with, other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option or purchase price of any other Award conferring a right to purchase Stock:

            (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

            (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

      Notwithstanding the foregoing, except as provided in Section 9 hereof, the per share exercise price of any Award that is an Option or the purchase price of any other Award conferring a right to purchase Stock may not be decreased after the grant of the Award, and an Award that is an Option or any other Award conferring a right to purchase Stock may not be surrendered as consideration in exchange for the grant of a new Award that is an Option with a lower per share exercise price or any other Award conferring a right to purchase Stock at a lower purchase price.

      (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a) hereof), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

      (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

      (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

      (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods and may permit a Participant to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee may also require that any shares of Stock surrendered as provided in Section 5(b)(ii) hereof shall be acceptable to it in its sole discretion.

      (f) No Loans. Neither the Company nor any Subsidiary may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award.

      (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant which Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: earnings per share, net income, operating margin, return on equity, total stockholder return, revenue, cash flow, net worth, book value, shareholders' equity, market performance and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

      The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards (whether payable in cash or stock) for 250,000 shares of Stock, subject to adjustment as provided in Section 9(a) hereof, and (ii) cash payments of one percent (1%) of the Company's operating profit for the calendar year in respect of which such cash payment is made. For this purpose, "operating profit" shall mean the Company's income before taxes, unusual charges and changes in accounting principles.

      (h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

8. Non-Employee Directors' Equity Compensation Election

      Commencing with May 1998 (if shareholders of the Company approve the Plan as provided in Section 10(g) hereof), and in each year thereafter, each Non-Employee Director shall have the right to elect, not later than July 15 in the case of calendar year 1998 and December 15 in each subsequent year during the term of the Plan, to receive up to such portion of such Non-Employee Director's annual retainer for the following year's service (or in the case of 1998 for the remaining portion of the year) as a director as the Board of Directors of the Company shall determine (which may, in the discretion of the Board of Directors, be the entire amount of the annual retainer), exclusive of any per meeting fees, committee fees or expense reimbursements, in shares of Stock. The Board of Directors shall, or may delegate to the Committee the authority to, prescribe the forms of election and of the agreement embodying the terms and conditions applicable to such payments in shares of Stock, including appropriate adjustments in the event the Non-Employee Director's services as a director are terminated prior to the end of the year with respect to which he or she made such an election. Payment in shares of Stock shall be made in arrears on the January 15 (or such other date on or about January 15 as the Board of Directors may designate) following the calendar year in respect of which the election was made. The total number of shares of Stock payable to a Non-Employee Director pursuant hereto shall be determined by dividing that portion (or all, as the case may be) of the Non-Employee Director's annual retainer to be paid in shares of Stock by the Fair Market Value of shares of Stock as of July 15 for calendar year 1998, and as of the December 15 preceding the calendar year in respect of which the election was made (or if such date is not a business day, as of the immediately preceding business day), provided that no fractional shares shall be issued and any amount in lieu thereof shall be paid in cash.

9. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

      (a) Changes in Capitalization. In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

      (b) Other Adjustments. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

10. General Provisions

      (a) Changes to the Plan and Awards.

            (i) The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the shareholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that (A) no such amendment, alteration, suspension, discontinuation or termination may be made to the extent that it would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code; and (B) without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation or termination may materially and adversely affect the rights of such Participant under such Award.

            (ii) Notwithstanding the foregoing, (A) any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion, at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code; and (B) unless approved by the shareholders of the Company, no amendment will: (x) change the class of persons eligible to receive Awards; (y) materially increase the benefits accruing to Participants under the Plan; or (z) increase the number of shares of Stock subject to the Plan.

      (b) No Right to Award or Employment; Shareholder Rights. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary. There is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

      (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

      (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

      (e) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise of, or declination to exercise, such grant of authority or discretion would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any shareholder or any other person.

      (f) Term; Effective Date. The effective date of the Plan is March 24, 1998. The Plan shall continue for a period of three years from such effective date until March 24, 2001, or such earlier date as it may be terminated by the Board of Directors as provided herein. No Award shall be made under the Plan from and after such termination date.

      (g) Shareholder Approval. Awards may be granted hereunder at any time after the effective date of the Plan; provided, however, that any Stock-Based Award granted prior to the receipt of shareholder approval of the Plan shall not be effective until such shareholder approval has been obtained.

                                     PROXY

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

      This proxy is solicited on behalf of the Board of Directors and will be voted FOR the election of Directors and FOR proposals 2 and 3 if no instructions to the contrary are indicated.

      The undersigned hereby appoints FRED J. MEYER and BARRY J. WAGNER, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 18, 1998 or postponements or adjournments thereof on all matters that may properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 6, 1998.

                (Continued and to be signed on the reverse side)

1. THE ELECTION OF SIX DIRECTORS. NOMINEES: Bruce Crawford, Susan S. Denison, Keith L. Reinhard, Allen Rosenshine and John D. Wren for a 3 year term, and Gary L. Roubos for a 1 year term.

   [ ] FOR all nominees listed except       [ ] WITHHOLD AUTHORITY to
       as marked to the contrary                vote for all nominees listed

   (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below).

   __________________________________________________________________________

   __________________________________________________________________________

================================================================================

2. CONFIRMATION OF APPOINTMENT OF           3. APPROVAL OF THE 1998 INCENTIVE
   ARTHUR ANDERSEN LLP AS AUDITORS.            COMPENSATION PLAN

   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN           [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                                            Dated:                        , 1998
                                            ____________________________________

                                            Signature
                                            ____________________________________

                                            Signature if held jointly
                                            ____________________________________

                                            Please  sign  exactly  as your  name
                                            appears.  If  stock  is  held in the
                                            name of joint  holders,  each should
                                            sign.   If  you  are  signing  as  a
                                            trustee,  executor,  etc., please so
                                            indicate.  Please mark,  sign,  date
                                            and mail this card  promptly  in the
                                            postage   prepaid  return   envelope
                                            provided.